FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.  Name of Purchasing Portfolio:  BlackRock Global
Opportunities Equity Trust (BGO), BlackRock Global
Growth Fund, Inc. (BR_GG), BlackRock Global
Opportunities Portfolio (Equity) (BR_GO_EQ),
BlackRock Basic Value V.I. Fund (Ins - Var Ser)
(BVA_BV), BlackRock Global Opportunities V.I. Fund
(Ins - Var Ser) (BVA_GGVI), AXA Conservative
Multimanager Fund (E_AXA-OMC), AXA Moderate
Multimanager Fund (E_AXA-OMM), AXA Aggressive
Multimanager Fund (E_AXA-OMV), EQ/Mercury Basic
Value Equity Portfolio (E_AXA-V), AST BlackRock
Value Portfolio (E_PRU-BV), Master Basic Value Trust
(MF_BV), Active Stock Master Portfolio  (MIPCORE)

2.  Issuer:    MetLife, Inc.

3.  Date of Purchase:  03/03/11

4.  Underwriter from whom purchased:  Goldman, Sachs & Co.

5.  Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: PNC Capital Markets LLC

a.	List Members of Underwriting Syndicate: Goldman,
Sachs & Co., Citigroup Global Markets Inc., Credit
Suisse Securities (USA) LLC, Barclays Capital
Inc., Deutsche Bank Securities Inc., J.P. Morgan
Securities LLC, Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Morgan Stanley & Co.,
Incorporated, UBS Securities LLC,  Wells Fargo
Securities, LLC, BNP Paribas Securities Corp.,
HSBC Securities (USA) Inc., Mizuho Securities USA
Inc., Nomura Securities North America, LLC, Piper
Jaffray & Co., PNC Capital Markets LLC, RBC
Capital Markets, LLC, RBS Securities Inc., Scotia
Capital (USA) Inc., SG Americas Securities, LLC,
SMBC Nikko Capitals Markets Limited, Cabrera
Capital Markets, LLC, CastleOak Securities, L.P.,
Guzman & Company, Lebenthal & Co., LLC, Loop
Capital Markets LLC, MFR Securities, Inc., M.R.
Beal & Company, Muriel Siebert & Co., Inc., Samuel
A. Ramirez & Company, Inc., The Williams Capital
Group, L.P., Toussaint Capital Partners, LLC,
Blaylock Robert Van, LLC

6. Aggregate principal amount purchased (out of total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BGO) 48,600 shares out of 146,809,712 shares offered; (BR_GG) 15,000 shares out of 146,809,712 shares offered; (BR_GO_EQ) 3,300 shares out of 146,809,712 shares offered; (BVA_BV)
51,300 shares out of 146,809,712 shares offered;
(BVA_GGVI) 2,200 shares out of 146,809,712 shares offered; (E_AXA-OMC) 1,200 shares out of 146,809,712 shares offered; (E_AXA-OMM) 10,200 shares out of 146,809,712 shares offered; (E_AXA-OMV) 1,400 shares out of 146,809,712 shares offered; (E_AXA-V) 220,300 shares out of 146,809,712 shares offered; (E_PRU-BV)
78,700 shares out of 146,809,712 shares offered;
(MF_BV) 513,500 shares out of 146,809,712 shares offered; (MIPCORE) 175, 089 shares out of 146,809,712 shares offered.


7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering)
(if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): 3,250,000 shares out of 146,809,712 shares offered.

8.   Purchase price (net of fees and expenses):  $43.25

9. Date offering commenced (if different from Date of Purchase):

10. Offering price at end of first day on which any sales were made:

11.   Have the following conditions been satisfied:    Yes/No

a.  The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
      is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in
an Eligible Rule 144A Offering or part of an issue
of government       securities.            YES

  b.  The securities were purchased prior to the
    end of the first day on which any sales
    were made, at a price that was not more
    than the price paid by each other
    purchaser of securities in that offering
    or in any concurrent offering of the
    securities (except, in the case of an
    Eligible Foreign Offering, for any rights
    to purchase required by laws to be granted
    to existing security holders of the
    Issuer) or, if a rights offering, the
    securities were purchased on or before the
    fourth day preceding the day on which the
    rights offering terminated.      YES

  c.  The underwriting was a firm commitment
    underwriting.        YES

  d.  The commission, spread or profit was
    reasonable and fair in relation to that
    being received by others for underwriting
    similar securities during the same period.    YES

  e.  In respect of any securities other than
    Eligible Municipal Securities, the issuer
    of such securities has been in continuous
    operation for not less than three years
    (including the operations of predecessors).   YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?      YES


Completed by: Odette Rajwan    Date:   04/08/2011

Approved by:    Date: